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PRICING SUPPLEMENT NO. 23                   REGISTRATION STATEMENT NO. 333-71850
DATED MARCH 22ND, 2002                          FILED PURSUANT TO RULE 424(B)(2)
(TO PROSPECTUS SUPPLEMENT DATED
NOVEMBER 6, 2001 AND PROSPECTUS
DATED OCTOBER 25, 2001)

                     CREDIT SUISSE FIRST BOSTON (USA), INC.
                                MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF NOTES", WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL AMOUNT THEREOF IS PAID OR MADE AVAILABLE FOR PAYMENT AT THE RATE SET FORTH BELOW.

Agent:   Credit Suisse First Boston Corporation

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
Principal Amount:                     5MM                      Optional Conversion:                     N/A

Price To Public:                      100.00%                  Optional Repayment Date:                 Non Call/ Life

Underwriting Discount:                N/A

Percentage To Issuer:                 100.00%                  Business Day Jurisdiction:               New York

Settlement Date                       March 22,2002            Initial Redemption Percentage:           N/A
(Original Issue Date):

Specified Currency:                   US Dollar                Initial Redemption Date:                 N/A

Authorized Denomination:              $1,000 and integral      Annual Redemption                        N/A
                                      multiples thereof        Percentage Reduction:

                                                               Optional Extension of Maturity:

Maturity Date:                        March 22,2007            Form of Note:                            Book Entry

Fixed Rate or Floating Rate Note:     Floating Rate Note

Initial Interest Rate:                TBD

Interest Rate Basis:                  3 MONTH LIBOR

Maximum/Minimum                       N/A                      Initial Interest Reset Date:             June 24TH 2002
Interest Rate:                                                 Interest Reset Date(s):                  The22nd of each
                                                                                                        June, September,
                                                                                                        December, March .

Spread to Index:                      +45 basis points

Interest Payment Date:                Quarterly. Pays the      Specify if Note is indexed,              N/A
                                      22nd of each June,       renewable, dual currency,
                                      September, December,     amortizing, or OID, if applicable:
                                      March and maturity.
                                      Subject to the modified
                                      following business
                                      convention.

Interest Determination Date:          Quarterly 2 London       Day Count:                               ACT/360
                                      business days prior
                                      to interest pay date.
                                      Telerate page 3750.

                                                               CUSIP:                                   22541FCP9

First Interest Payment Date:          June 24th 2002

Settlement:                           DTC #355

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                           CREDIT SUISSE FIRST BOSTON
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